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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Magnum Hunter Resources Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in each Prospectus constituting a part of this Registration Statement of our reports dated March 2, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Magnum Hunter Resources Corporation (the Company) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

        We also consent to the incorporation by reference in each Prospectus constituting a part of this Registration Statement of our report dated March 12, 2015, relating to the consolidated financial statements of Eureka Hunter Holdings, LLC, which appears in the Company's amendment to the Annual Report on Form 10-K/A for the year ended December 31, 2014.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Dallas, Texas
April 20, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm